UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the merger between Clinigence Holdings, Inc. (“Clinigence”) and Nutex Health Holdco LLC (”Nutex Holdco”) based on the historical financial position and results of operations of Clinigence and Nutex Holdco. It is presented as follows:

• The unaudited pro forma condensed combined balance sheet as of March 31, 2022 was prepared based on (i) the historical unaudited condensed consolidated balance sheet of Clinigence as of March 31, 2022, and (ii) the historical unaudited condensed combined and consolidated balance sheets of Nutex Holdco as of March 31, 2022.

• The unaudited pro forma combined statement of operations for the year ended December 31, 2021 was prepared based on (i) the historical audited condensed consolidated statement of operations of Clinigence for the year ended December 31, 2021, and (ii) the historical audited condensed combined and consolidated statements of operations of Nutex Holdco for the year ended December 31, 2021.

• The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 was prepared based on (i) the historical unaudited condensed consolidated statement of operations of Clinigence for the three months ended March 31, 2022, and (ii) the historical unaudited condensed combined and consolidated statements of operations of Nutex Holdco for the three months ended March 31, 2022.

While Clinigence was the legal acquirer, the merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Nutex Holdco is deemed to be the acquirer for financial accounting purposes. Pursuant to the guidance under ASC 805, the following relevant factors were considered in determining that Nutex is the accounting acquirer and Clinigence is the accounting acquiree:

•	Nutex Holdco members became stockholders of the combined company. With approximately 92% of the voting stock immediately after the Merger, the Nutex owners received the largest portion of the voting rights in the combined entity.
•	Board members and management of Nutex Holdco control the corporate governance of the combined entity.
•	Nutex Holdco’s size is significantly larger than Clinigence’s as measured in terms of assets and revenues.

The unaudited pro forma condensed combined balance sheets data gives effect to the merger as if it had occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations data for the three months ended March 31, 2022, give effect to the merger as if it had occurred on January 1, 2022, and the unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2021, give effect to the merger as if it had occurred on January 1, 2021.

The pro forma adjustments reflecting the completion of the Merger are based upon the application of the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the Note 6 of the unaudited pro forma condensed combined financial statements. These adjustments are subject to further revision upon the related intangible asset valuations and fair value determinations.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the Mergers. There can be no assurance, however, that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of overhead, and other operating expenses and changes in corporate infrastructure. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Mergers been completed at the date indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company subsequent to the Merger.

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2022

	Nutex Health Holdco LLC (Nutex) (as reported)	Proforma Recapitalization Adjustments		Nutex as Recapitalized	Clinigence Holdings Inc. (CLNH) (as reported)	Proforma Adjustments		Proforma Combined
Current Assets
Cash and cash equivalents	$35,558,490			$35,558,490	$12,716,228			$48,274,718
Accounts receivable, net	109,917,257			109,917,257	793,946			110,711,203
Accounts receivable - related party	125,621			125,621				125,621
Accounts receivable - ACMG sale of investment	—			—	1,333,130			1,333,130
Inventories	2,814,756			2,814,756				2,814,756
Prepaid expenses and other current assets	171,488			171,488	127,384			298,872
Total current assets	$148,587,612			$148,587,612	$14,970,688			$163,558,300

Long-term assets								-
Property and equipment, net	159,035,125			159,035,125	14,793			159,049,918
Right of use asset, net	95,038,509			95,038,509	86,989			95,125,498
Intangible assets, net	—			—	10,369,139	(10,369,139)	C	21,668,000
						21,668,000	E
Goodwill	1,139,297			1,139,297	57,891,411	346,573,139	D	404,464,550
Other non-current assets	1,159,476			1,159,476	—			1,159,476
Total assets	$404,960,019			$404,960,019	$83,333,020	357,872,000		$846,165,039

Current liabilities
Accounts payable and accrued expenses	$24,590,698			$24,590,698	$3,680,691			28,271,389
Accrued interest on notes payable				—	157,233			157,233
Amounts due to related parties	3,539,372			3,539,372	128,176			3,667,548
Lease liability - current	3,213,964			3,213,964	47,773			3,261,737
Deferred revenue				—	92,111			92,111
Convertible notes payable, net of debt discount	—			—	3,771,858			3,771,858
Current portion of long term debt	8,181,784			8,181,784	553,150			8,734,934
Current tax liability				—		—		-
Lines of credit	2,071,713			2,071,713	—			2,071,713
Total current liabilities	$41,597,531			$41,597,531	$8,430,992	—		$50,028,523

Long-term liabilities
Lease liability - long term	95,565,990			95,565,990	43,465			95,609,455
Deferred tax liability				—	1,747,250	2,586,350	I	4,333,600
Notes Payable				—	—			-
Long term debt, net	80,373,137			80,373,137	—			80.373,137
Total liabilities	$217,536,658			$217,536,658	$10,221,707	2,586,350		$230,344,715

Stockholder's equity				—
Member's equity	108,979,213	(108,979,213)	B	—				-
Common Stock $.001 par value		592,792	A	592,792	48,461	2,500	H	643,753
APIC		108,979,213	B	108,979,213	121,519,623	15,997,500	H	525,892,144
		(592,792)	A	(592,792)		(48,651,518)	F
		(26,645,532)	G	(26,645,532)		(10,369,139)	C
						346,573,139	D
						21,668,000	E
						(2,586,350)	I
Retained earnings (deficit)		26,645,532	G	26,645,532	(48,651,518)	48,651,518	F	10,645,532
						(16,000,000)	H
Noncontrolling interest	78,444,148			78,444,148	194,747	—		78,638,895

Total stockholders' equity	187,423,361	—		187,423,361	73,111,313	355,285,650		615,820,324
Total liabilities and stockholders' equity	$404,960,019	—		404,960,019	83,333,020	357,872,000		$864,165,039

See accompanying notes to the unaudited pro forma condensed combined consolidated financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Nutex Health Holdco LLC (Nutex) (as reported)	Clinigence Holdings, Inc (CLNH) (as reported)		Proforma Adjustments		Proforma Combined
Nutex Revenue, net	$79,127,242	$—				$79,127,242
Capitationrevenue, net		5,386,064				5,386,064
SaaS- Population Health Analytics SaaS		333,445				333,445
Management fees		489,666				489,666
Total Sales	79,127,242	6,209,175				85,336,417
Cost of Sales		4,492,930				4,492,930
Gross profit	$79,127,242	$1,716,245				$80,843,487

Operating expenses						—
General and administrative expenses	47,491,408	17,867,713		(1,819,401)	(a)	62,562,810
				(976,910)	(b)
Depreciation and Amortization	2,396,861	216,453		386,420	(d)	2,999,734
Total operating expenses	$49,888,269	$18,084,166		(2,409,892)		$65,562,810

Income (Loss) from operations	$29,238,973	$(16,367,921)		2,409,892		$15,280,944
Other income (expenses)						—
Income from forgiveness of debt		260,087				260,087
Interest income		368				368
Interest and debt accretion expense	(1,855,974)	(470,608)				(2,326,582)
Other Income (expense)	(2,380,545)	—				(2,380,545)

Total other income (expenses)	$(4,236,519)	$(210,153)				$(4,446,672)
Net income (loss) from operations before provision for income tax	$25,002,454	$(16,578,074)		2,409,892		$10,834,272

Benefit from (provision for income taxes)	$(176,323)	$8,889		(2,140,208)	(c)	$(2,307,642)

Net income (loss) from operations	$24,826,131	$(16,569,185)		269,684		$8,526,630

Net income attributable to noncontrolling interest	$3,383,288	$193,856				$3,577,144

Net Income (Loss) attributable to Company	$21,442,843	$(16,763,041)		269,684		$4,949,486

Basic and fully diluted income (loss) per common share:
Continuing operations		$(0.34)				$0.01
Discontinued operations		0.00				0.00
Net income (loss) per common share		$(0.34)				$0.01

Weighted average common shares outstanding - basic and fully diluted		48,270,427	(e)	597,291,774		643,562,201 (e)

See accompanying notes to the unaudited pro forma condensed combined consolidated financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Nutex Health Holdco LLC (Nutex) (as reported)	Clinigence Holdings, Inc (CLNH) (as reported)		Proforma Adjustments		Proforma Combined
Nutex Revenue, net	$330,062,996	$—				$330,062,996
Capitationrevenue		16,620,488				16,620,488
SaaS- Population Health Analytics SaaS	0	1,653,806				1,653,806
Management service revenue, net		519,489				519,489

Total sales	330,062,996	18,793,783				348,856,779
Cost of sales		14,647,045				14,647,045

Gross profit (loss)	$330,062,996	$4,146,738				$334,209,734

Operating expenses						—
General and administrative expenses	153,659,586	12,487,645		(1,430,155)	(a)	163,761,573
				(955,503)	(b)
Depreciation and Amortization	7,662,464	677,168		1,545,678	(d)	9,885,310

Total operating expenses	$161,322,050	$13,164,813		(839,980)		$173,646,883

Income (Loss) from operations	$168,740,946	$(9,018,075)		839,980		$160,562,851

Other income (expenses)						—
Settlement payment from ACMG		522,000				522,000
Income from forgiveness of debt		636,807				636,807
Interest income	—	917				917
Interest and debt accretion expense	(6,196,026)	(6,795,083)				(12,991,109)
Other income	6,946,096					6,946,096

Total other income (expenses)	$750.070	$(5,635,359)				$(4,885,289)

Net income (loss) from operations before provision for income tax	$169,491.060,	$(14,653,434)		839,980		$155,677,562

Benefit from (provision for income taxes)	(965,731)	984,840		(33,206,086)	(c)	(33,186,977)

Net income (loss) from operations	$168,525,285	$(13,668,594)		(32,366,106)		$122,490,585

Net income attributable to noncontrolling interest	$35,931,957	$891				$35,932,848

Net Income (Loss) attributable to Company	$132,593,328	$(13,669,485)		(32,366,106)		$86,557,737

Basic and fully diluted income (loss) per common share:
Continuing operations		$(0.41)				$0.19
Discontinued operations		0.00				0.00
Net income (loss) per common share		$(0.41)				$0.19

Weighted average common shares outstanding - basic and fully diluted		33,746,690	(e)	598,870,141		632,616,831 (e)

See accompanying notes to the unaudited pro forma condensed combined consolidated financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.  Basis of Presentation

The unaudited pro forma condensed combined consolidated financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. Accordingly, the historical consolidated financial data of Clinigence and Nutex Holdco has been adjusted to give pro forma effect to events that are (i) directly attributable to the pending Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the results of operations of the combined company.

Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; management believes, however, that the disclosures are adequate such that the information presented is not misleading.

The unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Clinigence and Nutex Holdco, after giving effect to the Merger and adjustments described in the following footnotes and are intended to reflect the impact of the Merger on Clinigence on a pro forma basis.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it had been consummated on March 31, 2022. These adjustments are subject to further revision upon finalization of the related intangible asset valuations and fair value determinations.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022, combines Clinigence’s historical results for the three months ended March 31, 2022, with Nutex Holdco’s historical results for the three months ended March 31, 2022. The unaudited pro forma statement of operations gives effect to the Merger as if it had taken place on January 1, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, combines Clinigence’s historical results for the year ended December 31, 2021, with Nutex Holdco’s historical results for the year ended December 31, 2021. The unaudited pro forma statement of operations gives effect to the Merger as if it had taken place on January 1, 2021.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs

2.  Description of Merger

On November 23, 2021 Clinigence entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Clinigence, Nutex Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Clinigence (“Merger Sub”), Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex Holdco”), Micro Hospital Holding LLC, a Texas limited liability company (“MHH”) (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and Thomas T. Vo, solely in his capacity as the representative of the equity holders of Nutex Holdco (the “Nutex Representative”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Nutex Holdco, with Nutex Holdco surviving the merger as a wholly owned subsidiary of Clinigence (the “Merger”). On April 1, 2022 the Merger closed. For financial reporting and accounting purposes, Nutex Holdco was the acquirer of Clinigence. At the closing of the Merger, Clinigence changed its name to “Nutex Health Inc.”

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Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) was converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share. The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger was equal to (a) with respect to the Ramping Hospitals and Mature Hospitals (as defined in the Merger Agreement), the aggregate EBITDA of Nutex from the contributing members for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals (as defined in the Merger Agreement) the capital contribution amounts received from contributing members of the Under Construction Hospitals. The aggregate number of shares of Company Common Stock to be issued in the Merger was equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance the redemptions of Nutex Membership Interests) divided by (ii) $2.80, plus (y) with respect to the Under Construction Hospitals (as defined in the Merger Agreement) (i) the capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (ii) $2.80 (collectively, the “Merger Consideration”). The aggregate Merger Consideration issued in respect of Nutex Membership Interests was increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock issued by Clinigence to a certain consultant as required under the Merger Agreement.

3.  Variable Interest Entities

As reflected in Nutex Holdco’s historical Notes to Nutex Holdco’s Combined and Consolidated Financial Statements, Nutex Holdco is a holding company in the Micro-hospital and Freestanding Emergency Room industry. Nutex owns:

•	100% of Nutex Health, LLC (“Nutex Health”), a healthcare service provider and facility management firm;
•	100% of Tyvan LLC (“Tyvan”), a healthcare billing and collections company; and
•	Ownership interests in multiple emergency room facilities (the “ERs”).

In addition, the ERs have financial and operating relationships with multiple professional entities (the “PLLCs”) and Real Estate Entities (the “REEs”). The PLLCs employ the doctors who work in the ERs. Nutex Holdco has no direct or indirect ownership interest in the PLLCs or REEs, so 100% of the equity for these entities is shown as non-controlling interest in the consolidated and combined balance sheets and statements of operations of Nutex Holdco.

The PLLCs and the REEs entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from the ER LLCs and are, therefore, classified as VIEs of the ER LLCs.

The operations of Nutex Holdco are comprised of independent entities which are generally organized as:

•	A LLC (“ER LLC”) which owns or leases the hospital building and bills patients and insurance for facility services and medications. These entities also own or lease medical equipment, such as MRIs and Xray machines, from unrelated third parties. This entity is also a guarantor of the debt issued by the REE. See Note 6 to the Nutex Consolidated Financial Statements for the Nine Months Ended September 30, 2021 for additional information related to the REEs debt.
•	A PLLC which houses the professional services of the hospital (doctors, nurses, etc.) and bills patients and insurance for professional services. The PLLC pays the professionals it employs. The ERs have historically supported the PLLCs cash shortages and received the benefits of their cash surpluses.

An REE owns the land on which the hospital/ER is constructed and has issued non-public debt to build the hospital/ER facility. This entity leases the building to the ER LLC and utilizes the amount of lease payments received from the ER LLC to make the payments on such debt. The ER LLC is a guarantor of the debt issued by the REE. The ER LLC will not receive any benefit if the REE is sold and does not receive the benefit of any income earned by the REE. We expect that, if an ER LLC’s status as guarantor of the debt issued by the REE is eliminated, the designation of the REE as a VIE of the ER LLC will no longer be applicable and the REE will no longer be consolidated in the company’s financial statements. Nutex Holdco does not, and the combined company does not have any direct or indirect ownership interest in the REEs.

Note 12 to the Nutex Holdco Unaudited Consolidated Financial Statements for the three months ended March 31, 2022, and 2021 sets forth the financial information related to the REE which would not be included in the consolidated Company’s financial statements if the REE are no longer treated as a VIE.

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4.  Reverse acquisition and purchase price allocation

Fair Value of Total Estimated Consideration Transferred

 The fair value of purchase consideration transferred on the closing date includes the value of the number of shares of the combined company to be owned by Clinigence shareholders at closing of the merger, which includes 48,461,109 issued and outstanding common shares of Clinigence and 6,500,000 vested options and 12,401,239 vested warrants exercisable for Clinigence equity. The fair value per share of Clinigence’s common stock was $6.40 per share. This is the closing price of Clinigence’s common stock on April 1, 2022.

Purchase consideration	Amounts
Total number of shares of Clinigence common stock outstanding as of closing of the merger	48,461,109
Clinigence share price as of April 1, 2022	$6.40
Fair value of common shares	310,151,098
Assumed interest bearing debt	4,466,000
Fair value of Clinigence 6,500,000 Options and 12,401,239 Warrants outstanding as of closing of the merger	120,875,452
Fair value of common shares	$435,492,550

Purchase Price Allocation

The following is a preliminary estimate of the allocation of the purchase price to acquired identifiable assets and assumed liabilities, which includes the preliminary fair value of intangible assets acquired at the time of the merger:

Purchase price allocation	Amounts
Book value of Clinigence net working capital acquired as of April 1, 2022	$9,360,000
Intangibles, net (see table below)	$21,668,000
Fair value of Clinigence net assets acquired as of April 1, 2022	$31,028,000
Goodwill	$404,464,550
Fair value of total estimated consideration transferred	$435,492,550

The intangibles identified relate to technology, member relationships and tradenames and are based upon independent valuation reports and representative of the fair value as of April 1, 2022.

The acquired identified intangible assets are comprised of the following:

Intangible	Estimated Remaining Useful life	Fair Value
Management Contracts (Procare)	16 years	$2,021,000
Tradename/Trademarks (Procare)	11 years	$405,000
Customer Relationships (CHI	15 years	$914,000
Technology (CH)	5 years	$409,000
Tradename/Trademarks (CHI)	12 years	$546,000
Member Relationships (AHP)	15 years	$16,899,000
Tradename/Trademarks (AHP)	7 years	$474,000
	TOTAL	$21,668,000

Amounts
Goodwill as of March 31, 2022	$57,891,411
Proforma adjustment to Goodwill from Nutex Merger	$346,573,550
Goodwill as a result of Merger	$404,464,550

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5. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

The unaudited pro forma condensed combined financial statements incorporate the following pro forma assumptions and adjustments:

A	The issuance to the Nutex Members of 592,791,774 shares of Clinigence common stock, par value $0.001.
B	Elimination of former Nutex Member’s interest.
C	Elimination of historical book value of Clinigence net intangible assets.
D	To record adjustment to Goodwill associated with Nutex Merger at April 1, 2022.
E	To recognize fair value of Clinigence intangible assets as of date of merger net of 3 months Amortization expense.
F	Elimination of Clinigence accumulated deficit as of March 31, 2022.
G	Recognition of Nutex Holdco retained earnings as of March 31, 2022 after elimination of transactions costs
H	To record issuance of 2,500,000 shares of Clinigence common stock, par value $0.001 to a consultant and reduction to retained earnings for the associated one-time transactional cost of $16,000,000 at fair value.
I	To record adjustment to deferred tax liability associated with acquired intangible assets at combined federal and state tax rate of 20%.

6.  Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations

(a)	To eliminate Nutex Holdco non-recurring transaction costs of $1,819,401 incurred as of March 31, 2022 and $1,430,155 incurred as of December 31, 2021, as applicable.
(b)	To eliminate Clinigence non-recurring transaction costs of $979,910incurred as of March 31, 2022 and $955,6503incurred as of December 31, 2021, as applicable.
(c)	Before the merger, Nutex Holdco was a flow-through entity for federal income tax purposes. Its tax status will change as a result of the merger. The Company will record deferred tax assets and liabilities for this change in tax status on the effective date of the merger. Pro forma adjustment for this change in tax status has not been presented as the impact of this change in tax status is not expected to be significant. As a result of this change in tax status, the combined company will be responsible for federal and state income taxes. Adjustment has been made for the estimated income taxes of the combined company at an effective federal and state tax rate of approximately 20%. The Company estimates its combined statutory tax rate will be approximately 24%. Differences between the combined company's statutory and effective tax rates are expected to be due to income of noncontrolling interests in flow-through entities and other permanent differences.
(d)	To record amortization expense for acquired Clinigence intangibles 3 months at March 31, 2022 and 12 months at December 31, 2021.
(e)	Pro forma basic earnings per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average shares of Common stock outstanding during the period.

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